EXHIBIT 12.1--Statement Regarding Computation of Ratio of Earnings to Fixed Charges


                                                                                                        Six months ended
                                                                    Year ended                                June
Foamex                                       --------------------------------------------------------- -------------------
                                               1992        1993       1994        1995         1996      1996      1997
                                             --------- ------------ --------- ------------- ---------- --------- ---------
                                                       (Dollars in thousands, except ratios)
Ratio of earnings to fixed charges
Consolidated pretax income (loss)
 from continuing operations  ...............   $22,175  $ (7,665)     $44,536  $ (46,721)   $ 61,363     $26,884   $35,859
Interest   .................................    18,178    47,375       41,532     44,550      43,211      20,724    21,509
Interest portion of rental expense    ......     1,467     3,867        4,533      4,533       3,767       1,885     1,825
Amortization of Capitalized Interest  ......        47        67          108        152         171          88        88
                                              --------  --------     --------  ---------    ---------   --------  --------
Earnings   .................................   $41,867  $ 43,644      $90,709  $   2,514    $108,512     $49,581   $59,281
                                              ========  ========     ========  =========    =========   ========  ========
Interest   .................................   $18,178  $ 47,375      $41,532  $  44,550    $ 43,211     $20,724   $21,509
Interest portion of rental expense    ......     1,467     3,867        4,533      4,533       3,767       1,885     1,825
Capitalized Interest   .....................        64       425          576        468          --          --        --
                                              --------  --------     --------  ---------    ---------   --------  --------
Fixed charges    ...........................   $19,709  $ 51,667      $46,641  $  49,551    $ 46,978     $22,609   $23,334
                                              ========  ========     ========  =========    =========   ========  ========
Ratio of earnings to fixed charges    ......      2.12                   1.94                   2.31        2.19      2.54
                                              ========               ========               =========   ========  ========
Deficiency    ..............................            $  8,023               $  47,037
                                                        ========               =========

                                                       Pro Forma
                                             ------------------------------
                                              Fiscal Yr.   Six months ended
                                                 1996         June 1997
                                             ------------ -----------------
Ratio of earnings to fixed charges
Consolidated pretax income from
 continuing operations    ..................   $ 55,543        $33,524
Interest   .................................     49,031         23,844
Interest portion of rental expense    ......      3,767          1,825
Amortization of Capitalized Interest  ......        171             88
                                               ---------       --------
Earnings   .................................   $108,512        $59,281
                                               =========       ========
Interest   .................................   $ 49,031        $23,844
Interest portion of rental expense    ......      3,767          1,825
Capitalized Interest   .....................         --             --
                                               ---------       --------
Fixed charges    ...........................   $ 52,798        $25,669
                                               =========       ========
Ratio of earnings to fixed charges    ......       2.06           2.31
                                               =========       ========
Deficiency    ..............................



                                     II-13